FROM:	BALLY TOTAL FITNESS HOLDING CORPORATION
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.BallyFitness.com
Contact: Dave Southern - Tel. (773) 399-7611
Vice President, Public & Investor Relations

THE MWW GROUP
Public Relations - Tel. (201) 507-9500
Contact: Laurie Terry Fern - Email: lterry@mww.com

BALLY TOTAL FITNESS REPORTS
FIRST QUARTER 2000 RESULTS

Net Income of $.56 Per Diluted Share
More than Double First Quarter 1999

        CHICAGO, IL, May 3, 2000 – Bally Total Fitness Holding Corporation (NYSE: BFT) today reported its financial results for the first quarter of 2000, with diluted earnings per share for the quarter of $.56, more than double the $.25 earnings per share reported in the prior year quarter. Operating income grew 63% to $29.8 million and operating income before depreciation and amortization (“EBITDA”) improved 47% to $45.1 million. Net revenues for the period reached $249.3 million, a 20% increase over the prior year quarter. Cash provided by operating activities increased to $18.0 million for the quarter.

        Lee Hillman, President and CEO of Bally Total Fitness, noted, “We are pleased with our continuing growth and increasing profitability. Our core fitness center business has become stronger with each passing quarter. We continue to generate growing revenue opportunities by leveraging the value of our brand and membership portfolios as a unique distribution platform from which to target active, fitness-conscious adults.”

        Hillman continued, “During the first quarter of this year, we entered into a number of very promising income-generating relationships, including partnerships with Pepsi-Cola Company and NetPulse Communications, Inc., a leading Internet media network and appliance provider. We expect these agreements, along with a growing list of others we should soon complete, to significantly benefit the Company over the coming months and years.” Hillman concluded, “We remain committed to completing the transformation of Bally Total Fitness into one of the premier platforms for reaching the active, fitness-conscious adult consumer market.”

Comparison of the three months ended March 31, 2000 and 1999

        Operating income for the first quarter of 2000 was $29.8 million compared to $18.3 million in 1999. This increase of $11.5 million (63%) was due to a $40.8 million (20%) increase in net revenue, partially offset by a $26.4 million (15%) increase in operating costs and expenses and an increase in depreciation and amortization of $2.9 million. The operating margin before depreciation and amortization increased to 18% from 15% in the prior year period. Operating income from products and services, net of related development, preopening and start-up costs, increased to $9.2 million from $4.1 million in the 1999 quarter with an operating margin of 35% in the 2000 quarter compared to 34% during the prior year period.

        The weighted-average number of fitness centers increased to 366 from 329 in the first quarter of 1999, an increase of 11%, including an increase in the weighted-average number of centers operating under the Company’s four upscale brands, which have smaller membership volume strategies, from 15 to 34. Net revenue from comparable fitness centers increased 12%. New membership units sold during the quarter increased 4% over the prior year period while the weighted-average selling price of membership contracts sold increased 9%. As a result, membership fees originated increased $17.8 million (13%). Dues collected increased $7.4 million (12%) from the 1999 quarter, reflecting continued improvements in member retention and pricing strategies and an increase attributable to fitness centers operating under the Company’s four upscale brands.

        Finance charges earned during the first quarter of 2000 increased $2.4 million (17%) compared to the 1999 quarter due to the growth in size and consistent higher quality of the receivables portfolio. Average interest rates for these finance charges were substantially unchanged between the periods.

        The provision for doubtful receivables combined with the provision for cancellations, which is reported in the financial statements as a direct reduction of initial membership fees on financed memberships originated, totaled 41% of the gross financed portion of originations for both periods.

        Deferral accounting reduced earnings by $2.1 million for 2000 compared to 1999. This decrease reflects the net impact of incremental decreases of $2.9 million in revenues and $.8 million in the expense offset.

Cash Flow

        Cash flow from operating activities was $18.0 million in the 2000 quarter compared to $16.3 million in the 1999 quarter. Net contracts receivable grew $31.5 million compared to $25.0 million in the 1999 quarter and interest paid totaled $7.1 million compared to $4.5 million in the 1999 quarter resulting in a combined increase in the use of working capital of $9.1 million. Cash provided by operating activities, excluding the growth in net contracts receivable and interest paid, increased $10.8 million (24%) quarter over quarter. The improvement principally reflects the continued growth in overall collections from installment contracts receivable and monthly dues and the continued increase in operating margins.

        As of March 31, 2000, the Company has drawn $4.5 million on its $100 million revolving credit line and had outstanding letters of credit totaling $6.9 million.

* * * * *

        Bally Total Fitness is the largest commercial operator of fitness centers in North America, with approximately 4 million members and more than 370 facilities located in 27 states and Canada. Bally operates fitness centers under the Bally Total Fitness®, Bally Sports ClubsSM, The Sports Clubs of Canada™, Pinnacle Fitness®, and Gorilla SportsSM brands. With more than 120 million annual member visits to its fitness centers, Bally is a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers. Bally’s co-marketing partners include Pepsi-Cola Company, Household International, Time Warner, MBNA America, NetPulse Communications, Inc., Novartis, Procter & Gamble Corporation and Sunkist Growers, among others.

# # #

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                         CONSOLIDATED OPERATING SUMMARY
                        (In thousands, except share data)
                                   (Unaudited)

                                                   Three months ended March 31
                                                   ---------------------------
                                                           2000           1999
                                                   ------------   ------------
Net revenues:
  Membership revenues -
    Initial membership fees on financed
      memberships originated                       $    144,462   $    126,730
    Initial membership fees on paid-in-full
      memberships originated                              6,717          6,670
    Dues collected                                       67,361         59,968
    Change in deferred revenues                         (16,301)       (13,437)
                                                   ------------   ------------
                                                        202,239        179,931

  Finance charges earned                                 16,374         13,983
  Products and services                                  26,613         11,990
  Miscellaneous revenue                                   4,026          2,532
                                                   ------------   ------------
                                                        249,252        208,436
Operating costs and expenses:
  Fitness center operations                             114,205        104,891
  Products and services                                  17,369          7,900
  Member processing collection centers                   10,828         10,638
  Advertising                                            14,833         13,701
  General and administrative                              7,145          6,688
  Provision for doubtful receivables                     43,407         36,815
  Change in deferred membership origination costs        (3,633)        (2,889)
                                                   ------------   ------------
                                                        204,154        177,744
                                                   ------------   ------------
Operating income before depreciation and
  amortization ("EBITDA")                                45,098         30,692
Depreciation and amortization                            15,285         12,395
                                                   ------------   ------------
Operating income                                         29,813         18,297
Interest income                                             490            861
Interest expense                                         14,811         12,297
                                                   ------------   ------------
Income before income taxes and cumulative effect
  of a change in accounting principle                    15,492          6,861
Income tax provision                                       (225)          (150)
                                                   ------------   ------------
Income before cumulative effect of a change in
  accounting principle                                   15,267          6,711
Cumulative effect of a change in accounting
  principle, net of income tax                                            (262)
                                                   ------------   ------------
Net income                                         $     15,267   $      6,449
                                                   ============   ============

Basic earnings per common share:
  Income before cumulative effect of a change in
    accounting principle                           $        .65   $        .29
  Cumulative effect of a change in accounting
    principle                                                             (.01)
                                                   ------------   ------------
Net income per common share                        $        .65   $        .28
                                                   ============   ============

Average common shares outstanding                    23,570,467     23,202,709

Diluted earnings per common share:
  Income before cumulative effect of a change in
    accounting principle                           $        .56   $        .25
Cumulative effect of a change in accounting
    principle                                                             (.01)
                                                   ------------   ------------
Net income per common share - assuming dilution    $        .56   $        .24
                                                   ============   ============

Average diluted common shares outstanding
  (includes 3,794,965 and 3,589,750 common
  equivalent shares in 2000 and 1999, respectively)  27,365,432     26,792,459

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                       March 31    December 31
                                                           2000           1999
                                                   ------------   ------------
                                                         (In thousands)
ASSETS

Current assets:
  Cash and equivalents                             $      9,511   $     23,450
  Installment contracts receivable, net                 255,890        241,450
  Other current assets                                   47,201         46,185
                                                   ------------   ------------
    Total current assets                                312,602        311,085

Installment contracts receivable, net                   261,289        244,693
Property and equipment, less accumulated
  depreciation and amortization of $395,300
  and $382,897                                          499,114        473,111
Intangible assets, less accumulated amortization
  of $66,237 and $64,554                                135,823        137,156
Deferred income taxes                                    39,401         39,444
Deferred membership origination costs                   109,828        106,195
Other assets                                             38,542         36,873
                                                   ------------   ------------
                                                   $  1,396,599   $  1,348,557
                                                   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $     50,003   $     49,629
  Income taxes payable                                    3,127          3,063
  Deferred income taxes                                  40,802         40,933
  Accrued liabilities                                    67,454         59,197
  Current maturities of long-term debt                   12,406          9,505
  Deferred revenues                                     299,613        290,123
                                                   ------------   ------------
    Total current liabilities                           473,405        452,450

Long-term debt, less current maturities                 598,005        593,903
Other liabilities                                         6,515          6,531
Deferred revenues                                        90,112         83,214
Stockholders' equity                                    228,562        212,459
                                                   ------------   ------------
                                                   $  1,396,599   $  1,348,557
                                                   ============   ============
Note to the Condensed Consolidated Balance Sheet:

Installment contracts receivable

                                                       March 31    December 31
                                                           2000           1999
                                                   ------------   ------------
Current:
  Installment contracts receivable                 $    384,337      $ 355,029
    Unearned finance charges                            (46,832)       (41,515)
    Allowance for doubtful receivables and
      cancellations                                     (81,615)       (72,064)
                                                   ------------   ------------
                                                   $    255,890   $    241,450
                                                   ============   ============

Long-term:
Installment contracts receivable                   $    345,942   $    319,034
  Unearned finance charges                              (23,032)       (20,367)
  Allowance for doubtful receivables and
    cancellations                                       (61,621)       (53,974)
                                                   ------------   ------------
                                                   $    261,289   $    244,693
                                                   ============   ============

A summary of the allowance for doubtful receivables and cancellations activity is as follows:

                                                   Three months ended March 31
                                                   ---------------------------
                                                           2000           1999
                                                   ------------   ------------

Balance at beginning of period                     $    126,038   $    106,301
Contract cancellations and write-offs of
  uncollectible amounts, net of recoveries              (76,204)       (63,807)
Provision for cancellations (classified as
  a direct reduction of revenues)                        49,995         41,800
Provision for doubtful receivables                       43,407         36,815
                                                   ------------   ------------

Balance at end of period                           $    143,236   $    121,109
                                                   ============   ============

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                   Three months ended March 31
                                                   ---------------------------
                                                           2000           1999
                                                   ------------   ------------
                                                         (In thousands)
Operating:
  Income before cumulative effect of a change in
    accounting principle                           $     15,267   $      6,711
  Adjustments to reconcile -
    Depreciation and amortization, including
      amortization included in interest expense          16,372         13,122
    Provision for doubtful receivables                   43,407         36,815
    Change in operating assets and liabilities          (57,078)       (40,340)
                                                   ------------   ------------
    Cash provided by operating activities                17,968         16,308

Investing:
  Purchases and construction of property and
    equipment                                           (32,071)       (24,964)
  Acquisitions of businesses and other                   (1,900)          (819)
  Other                                                                 (3,000)
                                                   ------------   ------------
  Cash used in investing activities                     (33,971)       (28,783)

Financing:
  Debt transactions -
    Net borrowings (repayments) under revolving
      credit agreement                                    4,500
    Repayments of other long-term debt                   (3,272)        (1,856)
                                                   ------------   ------------
  Cash provided by (used in) debt transactions            1,228         (1,856)

  Equity transactions -
    Proceeds from issuance of common stock under
      stock purchase and options plans                      836            637
                                                   ------------   ------------
  Cash provided by (used in) financing activities         2,064         (1,219)

Decrease in cash and equivalents                        (13,939)       (13,694)
Cash and equivalents, beginning of period                23,450         64,382
                                                   ------------   ------------
Cash and equivalents, end of period                $      9,511   $     50,688
                                                   ============   ============

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